April 2018 Pricing Supplement No. T1290 Registration Statement No. 333-218604-02 Dated April 13, 2018 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Trigger PLUS Based on the Value of an Equally Weighted Basket of Four Equity Securities due April 16, 2021

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike ordinary debt securities, the Trigger PLUS Based on the Value of an Equally Weighted Basket of Four Equity Securities (the “Basket”) due April 16, 2021, which we refer to as the “securities,” are unsecured obligations of Credit Suisse and do not provide for the regular payment of interest or guarantee the return of any principal at maturity. At maturity, if the Basket has appreciated in value from the Initial Basket Level to the Final Basket Level, investors will receive the principal amount of their investment plus leveraged upside performance of the Basket, subject to the Maximum Payment at Maturity. If the Basket does not change or has depreciated in value but the Final Basket Level is greater than or equal to the Trigger Level, investors will receive at maturity the stated principal amount of the securities. However, if the Basket has depreciated in value so that the Final Basket Level is less than the Trigger Level, investors will lose 1% for every 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level. Under these circumstances, the Payment at Maturity will be significantly less than the principal amount and could be zero. Accordingly, you may lose your entire investment. The securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and a return on their investment that exceeds the Maximum Payment at Maturity in exchange for the potential to receive a return based on the leveraged upside performance of the Basket if the Final Basket Level is greater than the Initial Basket Level. Investors may lose their entire initial investment in the securities. All payments on the securities, including any repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch.
Reference Share Issuer:	For each Basket Component, the issuer of such Basket Component.
Basket:	The securities are linked to the performance of the Basket set forth below. Each Basket Component is identified in the table below, together with its Bloomberg ticker symbol, Initial Level and Basket Weighting. For additional information on the Basket Components, see “The Basket Components” herein.
	Basket Component	Ticker	Initial Level	Basket Weighting
	Common units of Enterprise Products Partners L.P.	EPD UN <Equity>	$25.76	25/100
	Class P common stock of Kinder Morgan, Inc.	KMI UN <Equity>	$15.33	25/100
	Common units of Western Gas Partners, LP	WES UN <Equity>	$43.99	25/100
	Common units of Plains All American Pipeline, L.P.	PAA UN <Equity>	$23.82	25/100
	The securities are linked to the performance of the Basket set forth above. For more information on the Basket Components, see “The Basket Components” herein
Aggregate Principal Amount:	$8,440,000
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Payment at Maturity:	If the Final Basket Level is greater than the Initial Basket Level, the lesser of (i) the Maximum Payment at Maturity and (ii) an amount calculated as follows:
	$10 + Leveraged Upside Payment
	In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
	If the Final Basket Level is equal to or less than the Initial Basket Level but greater than or equal to the Trigger Level, $10 If the Final Basket Level is less than the Trigger Level,
	$10 × Basket Performance Factor
	Under these circumstances, the Payment at Maturity will be less than the principal amount of $10 and will represent a loss of more than 25%, and possibly all, of your investment.
	Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 2 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.25(1)
		$0.05(2)	$9.70
Total	$8,440,000	$253,200	$8,186,800

April 2018 Pricing Supplement No. T1290 Registration Statement No. 333-218604-02 Dated April 13, 2018 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $0.30 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.21 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

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Principal at Risk Securities

Key Terms continued from previous page:
Leveraged Upside Payment:	$10 × Leverage Factor × Basket Percent Change
Basket Percent Change:	Final Basket Level – Initial Basket Level Initial Basket Level
Basket Performance Factor:	Final Basket Level Initial Basket Level
Initial Basket Level:	Set equal to 100 on the Trade Date.
Final Basket Level:

100 × [(EPD Component Return × EPD Basket Weighting) + (KMI Component Return × KMI Basket Weighting) + (WES Component Return × WES Basket Weighting) + (PAA Component Return × PAA Basket Weighting)]

The “EPD Component Return,” “KMI Component Return,” “WES Component Return” and “PAA Component Return” are the respective Component Returns for each Basket Component.

Component Return:	For each Basket Component, the Final Level divided by the Initial Level.
Initial Level:	For each Basket Component, the closing level of such Basket Component on the Trade Date, as set forth in the table above.
Final Level:	For each Basket Component, the closing level of such Basket Component on the Valuation Date.
Trigger Level:	75, which is equal to 75% of the Initial Basket Level.
Leverage Factor:	200%
Maximum Payment at Maturity:	$18 per security (180% of the principal amount).
Trade Date:	April 13, 2018
Settlement Date:	April 18, 2018 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	April 13, 2021, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	April 16, 2021, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
CUSIP/ISIN:	22549M301/ US22549M3016
Listing:	The securities will not be listed on any securities exchange.
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International

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Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I−A dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006315/dp77780_424b2-ia.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017: http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

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Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of an Equally Weighted Basket of Four Equity Securities due April 16, 2021 can be used:

▪	As an alternative to direct exposure to the Basket Components that enhances returns for the positive performance of the Basket Components, subject to the Maximum Payment at Maturity.

▪	To enhance returns and potentially outperform the Basket Components in a moderately bullish scenario.

▪	To achieve similar levels of upside exposure to the Basket Components as a direct investment, subject to the Maximum Payment at Maturity, while using fewer dollars by taking advantage of the Leverage Factor.

▪	Subject to the credit risk of Credit Suisse, to provide limited protection against a loss of principal in the event of a decline of the Basket as of the Valuation Date, but only if the Final Basket Level is greater than or equal to the Trigger Level.

The securities are exposed on a 1:1 basis to the negative performance of the Basket if the Final Basket Level is less than the Trigger Level.

Maturity:	Approximately three years

Leverage Factor:	200% (applicable only if the Final Basket Level is greater than the Initial Basket Level, subject to the Maximum Payment at Maturity)

Maximum Payment at Maturity:	$18 per security (180% of the principal amount)

Minimum Payment at Maturity:	None. Investors may lose their entire initial investment in the securities.

Coupon:	None

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Key Investment Rationale

The securities offer leveraged exposure to the positive performance of the Basket and limited protection against a loss of principal, subject to the credit risk of Credit Suisse. In exchange for enhanced performance of 200% of the appreciation of the Basket, investors forgo a return on their investment that exceeds the Maximum Payment at Maturity of $18 per security. At maturity, if the Basket has appreciated in value from the Initial Basket Level to the Final Basket Level, investors will receive the principal amount of their investment plus leveraged upside performance of the Basket, subject to the Maximum Payment at Maturity. If the Basket has depreciated in value but the Final Basket Level is greater than or equal to the Trigger Level, investors will receive the stated principal amount of their investment. However, if the Basket has depreciated in value so that the Final Basket Level is less than the Trigger Level, investors will lose 1% for every 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level. Under these circumstances, the Payment at Maturity will be significantly less than the principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Credit Suisse.

Leveraged Performance	The securities offer investors an opportunity to capture enhanced returns for the positive performance of the Basket Components relative to a direct investment in the Basket Components.
Upside Scenario	The Basket increases in value, and, at maturity, you receive a full return of principal as well as 200% of the increase in the value of the Basket, subject to the Maximum Payment at Maturity of $18 per security (180% of the principal amount). For example, if the Final Basket Level is 2.50% greater than the Initial Basket Level, the securities will provide a total return of 5% at maturity.
Par Scenario	The Final Basket Level is equal to the Initial Basket Level or the Final Basket Level is less than the Initial Basket Level but greater than or equal to the Trigger Level. In this case, you receive the principal amount of $10 at maturity.
Downside Scenario	The Basket declines in value by more than 25%, and, at maturity, the securities redeem for less than the principal amount by an amount proportionate to the decline in the value of the Basket from the Initial Basket Level to the Final Basket Level. For example, if the Final Basket Level is 30% less than the Initial Basket Level, the securities will redeem at maturity for a loss of 30% of principal at $7, or 70% of the principal amount. There is no minimum Payment at Maturity on the securities, and you could lose your entire investment.

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How the Securities Work

The numbers appearing in the sections below have been rounded for ease of analysis.

Payoff Diagram

The payoff diagram below illustrates the Payment at Maturity on the securities based on the following terms:

Principal Amount:	$10 per security
Trigger Level:	75% of the Initial Basket Level (-25% change in Final Bakset Level compared with Initial Basket Level)
Leverage Factor:	200%
Maximum Payment at Maturity:	$18 per security (180% of the principal amount)
Minimum Payment at Maturity:	None

Securities Payoff Diagram

See the next page for a description of how the securities work.

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How it works

▪	Upside Scenario. If the Final Basket Level is greater than the Initial Basket Level, the investor would receive the $10 principal amount plus 200% of the appreciation of the Basket from the Initial Basket Level to the Final Basket Level, subject to the Maximum Payment at Maturity. Under the terms of the securities, an investor will realize the Maximum Payment at Maturity of $18 per security at a Final Basket Level of 140% of the Initial Basket Level.

▪	If the Basket appreciates 2.50% from the Initial Basket Level to the Final Basket Level, the investor would receive a 5% return, or $10.50 per security.

▪	If the Basket appreciates 60% from the Initial Basket Level to the Final Basket Level, the investor would receive only the Maximum Payment at Maturity of $18 per security, or 180% of the principal amount.

▪	Par Scenario. If the Final Basket Level is equal to the Initial Basket Level, the investor would receive the $10 principal amount.

▪	If the Final Basket Level is less than the Initial Basket Level but greater than or equal to the Trigger Level, the investor would receive the $10 principal amount.

▪	Downside Scenario. If the Final Basket Level is less than the Trigger Level, the investor would receive an amount that is less than the $10 principal amount, based on a 1% loss of principal for each 1% decline in the Basket. Under these circumstances, the Payment at Maturity will be less than the principal amount per security. There is no minimum Payment at Maturity on the securities.

▪	If the Basket depreciates 30% from the Initial Basket Level to the Final Basket Level, the investor would lose 30% of the investor’s principal and receive only $7 per security at maturity, or 70% of the principal amount.

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Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the Final Basket Level is less than the Trigger Level, you will be fully exposed to the decline in the Basket over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Basket from the Initial Basket Level to the Final Basket Level. Under this scenario, the value of any such payment will be less than 75% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	Limited appreciation potential. If the Final Basket Level is greater than the Initial Basket Level, for each $10 principal amount of securities, you will be entitled to receive at maturity the lesser of (i) the Maximum Payment at Maturity and (ii) the sum of $10 and the Leveraged Upside Payment, which will equal the product of (a) $10, (b) the Leverage Factor and (c) the percentage change of the Basket from the Initial Basket Level to the Final Basket Level. The Payment at Maturity will not exceed the Maximum Payment at Maturity, regardless of the appreciation in the level of the Basket, which may be significant.

▪	Changes in the levels of the Basket Components may offset each other. Movements in the levels of the Basket Components may not correlate with each other. At a time when the level of one of the Basket Components increases, the level of the other Basket Component may not increase as much or may even decline. Therefore, in calculating the Final Basket Level, an increase in the level of one of the Basket Components may be moderated, or more than offset, by a lesser increase or decline in the level of the other Basket Component.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Payment at Maturity at maturity is based on the performance of the Basket. Because the Payment at Maturity due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	The probability that the Final Basket Level will be less than the Trigger Level will depend on the volatility of the Basket Components. “Volatility” refers to the frequency and magnitude of changes in the level of the Basket Components. The greater the expected volatility with respect to the Basket Components on the Trade Date, the higher the expectation as of the Trade Date that the Final Basket Level could be less than the Trigger Level,

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indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Basket Components as of the Trade Date. The volatility of the Basket Components can change significantly over the term of the securities. The levels of the Basket Components could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Basket Components and the potential to lose a significant amount of your principal at maturity.

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in instruments related to the Basket Components. We, any dealer or our or their respective affiliates may also trade instruments related to the Basket Components from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore,

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assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level of each Basket Component and the Payment at Maturity. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor basket component or calculation of the closing level in the event of a market disruption event or discontinuance of a Basket Component. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Level of each Basket Component, and therefore, could increase the level at or above which each Basket Component must close so that you are not exposed to the negative performance of the Basket on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the level of the Basket, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

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o       the expected and actual volatility of the Basket Components;

o       the time to maturity of the securities;

o        the dividend rate on the Basket Components;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       events affecting companies engaged in the respective industries of the Reference Share Issuers;

o       geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Basket Components or markets generally and which may affect the level of the Basket; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	The amount payable on the securities is not linked to the value of the Basket at any time other than the Valuation Date. The Final Basket Level will be based on the closing level of the Basket Components on the Valuation Date. Even if the value of the Basket appreciates prior to the Valuation Date but then drops by the Valuation Date, the Redemption Amount may be less, and may be significantly less, than it would have been had the Redemption Amount been linked to the value of the Basket prior to such drop. Although the actual value of the Basket on the stated Maturity Date or at other times during the term of the securities may be higher than the Final Basket Level, the Redemption Amount will be based solely on the closing levels of the Basket Components on the Valuation Date

▪	No ownership rights relating to the Basket Components. Your return on the securities will not reflect the return you would realize if you actually owned the Basket Components. The return on your investment is not the same as the total return based on the purchase of the Basket Components. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the Basket Components.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Basket Components. However, an adjustment will not be required in response to all events that could affect the Basket Components. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the notes may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a substantial risk that a security will be treated as a

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“constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the values of the Basket Components and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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The Basket Components

Enterprise Products Partners L.P.

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below.

According to its publicly available filings with the SEC, Enterprise Products Partners L.P. owns and operates natural gas liquids related businesses. The common units of Enterprise Products Partners L.P. are listed on the New York Stock Exchange. Enterprise Products Partners L.P.’s SEC file number is 001-14323 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on April 13, 2018:

Bloomberg Ticker Symbol:	EPD UN
Current Closing Level:	$25.76
52 Weeks Ago (on 4/13/2017):	$27.64
52 Week High (on 1/22/2018):	$29.40
52 Week Low (on 1/29/2017):	$23.89

The following graph sets forth the daily closing levels of the common units of Enterprise Products Partners L.P. for the period from January 2, 2013 through April 13, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common units of Enterprise Products Partners L.P. for each quarter in the same period. The closing level of the common units of Enterprise Products Partners L.P. on April 13, 2018 was $25.76. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common units of Enterprise Products Partners L.P. as an indication of its future performance, and no assurance can be given as to the closing level of the common units of Enterprise Products Partners L.P. on the Valuation Date.

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Common Units of Enterprise Products Partners L.P. Daily Closing Levels January 2, 2013 to April 13, 2018

Common Units of Enterprise Products Partners L.P.	High	Low	Period End
2013
First Quarter	$30.15	$25.93	$30.15
Second Quarter	$31.55	$29.00	$31.08
Third Quarter	$32.47	$28.95	$30.52
Fourth Quarter	$33.15	$29.64	$33.15
2014
First Quarter	$34.68	$31.84	$34.68
Second Quarter	$39.15	$35.00	$39.15
Third Quarter	$41.11	$36.65	$40.30
Fourth Quarter	$39.62	$32.36	$36.12
2015
First Quarter	$36.83	$31.16	$32.93
Second Quarter	$34.30	$29.89	$29.89
Third Quarter	$30.98	$22.10	$24.90
Fourth Quarter	$28.89	$21.86	$25.58
2016
First Quarter	$26.44	$19.79	$24.62
Second Quarter	$29.42	$23.86	$29.26
Third Quarter	$29.93	$25.96	$27.63
Fourth Quarter	$27.44	$24.53	$27.04
2017
First Quarter	$29.86	$26.84	$27.61
Second Quarter	$28.02	$26.00	$27.08
Third Quarter	$27.73	$24.98	$26.07
Fourth Quarter	$26.80	$23.89	$26.51
2018
First Quarter	$29.40	$24.06	$24.48
Second Quarter (through April 13, 2018)	$25.79	$24.22	$25.76

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Kinder Morgan, Inc.

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below.

According to its publicly available filings with the SEC, Kinder Morgan, Inc. is an energy infrastructure company in North America. The Class P common stock of Kinder Morgan, Inc. is listed on the New York Stock Exchange. Kinder Morgan, Inc.’s SEC file number is 001-35081 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on April 13, 2018:

Bloomberg Ticker Symbol:	KMI UN
Current Closing Level:	$15.33
52 Weeks Ago (on 4/13/2017):	$21.39
52 Week High (on 4/17/2017):	$21.37
52 Week Low (on 3/28/2018):	$14.81

The following graph sets forth the daily closing levels of the Class P common stock of Kinder Morgan, Inc. for the period from January 2, 2013 through April 13, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Class P common stock of Kinder Morgan, Inc. for each quarter in the same period. The closing level of the Class P common stock of Kinder Morgan, Inc. on April 13, 2018 was $15.33. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Class P common stock of Kinder Morgan, Inc. as an indication of its future performance, and no assurance can be given as to the closing level of the Class P common stock of Kinder Morgan, Inc. on the Valuation Date.

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Class P common stock of Kinder Morgan, Inc. Daily Closing Levels January 2, 2013 to April 13, 2018

Class P common stock of Kinder Morgan, Inc.	High	Low	Period End
2013
First Quarter	$38.68	$36.11	$38.68
Second Quarter	$41.09	$36.28	$38.15
Third Quarter	$40.31	$34.72	$35.57
Fourth Quarter	$36.49	$32.58	$36.00
2014
First Quarter	$36.39	$30.96	$32.49
Second Quarter	$36.26	$32.15	$36.26
Third Quarter	$41.60	$35.37	$38.34
Fourth Quarter	$43.01	$34.50	$42.31
2015
First Quarter	$42.81	$39.77	$42.06
Second Quarter	$44.57	$38.36	$38.39
Third Quarter	$38.19	$26.16	$27.68
Fourth Quarter	$32.68	$14.54	$14.92
2016
First Quarter	$18.90	$12.01	$17.86
Second Quarter	$19.16	$16.85	$18.72
Third Quarter	$23.13	$18.29	$23.13
Fourth Quarter	$23.01	$19.71	$20.71
2017
First Quarter	$22.94	$20.94	$21.74
Second Quarter	$21.75	$18.42	$19.16
Third Quarter	$20.69	$18.40	$19.18
Fourth Quarter	$19.10	$16.76	$18.07
2018
First Quarter	$19.63	$14.81	$15.06
Second Quarter (through April 13, 2018)	$15.61	$14.90	$15.33

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Western Gas Partners, LP

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below.

According to its publicly available filings with the SEC, Western Gas Partners, LP is engaged in the business of gathering, compressing, treating, processing and transporting natural gas; gathering, stabilizing and transporting condensate, natural gas liquids and crude oil; and gathering and disposing of produced water. The common units of Western Gas Partners, LP are listed on the New York Stock Exchange. Western Gas Partners, LP’s SEC file number is 001-34046 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on April 13, 2018:

Bloomberg Ticker Symbol:	WES UN
Current Closing Level:	$43.99
52 Weeks Ago (on 4/12/2017):	$59.91
52 Week High (on 4/25/2017):	$60.98
52 Week Low (on 3/27/2018):	$41.50

The following graph sets forth the daily closing levels of the common units of Western Gas Partners, LP for the period from January 2, 2013 through April 13, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common units of Western Gas Partners, LP for each quarter in the same period. The closing level of the common units of Western Gas Partners, LP on April 13, 2018 was $43.99. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common units of Western Gas Partners, LP as an indication of its future performance, and no assurance can be given as to the closing level of the common units of Western Gas Partners, LP on the Valuation Date.

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Common Units Of Western Gas Partners, LP Daily Closing Levels January 2, 2013 To April 13, 2018

Common Units Of Western Gas Partners, LP	High	Low	Period End
2013
First Quarter	$59.41	$49.09	$59.41
Second Quarter	$64.95	$56.40	$64.89
Third Quarter	$64.87	$55.95	$60.13
Fourth Quarter	$63.70	$58.19	$61.69
2014
First Quarter	$66.19	$59.26	$66.19
Second Quarter	$76.48	$65.91	$76.48
Third Quarter	$78.88	$71.57	$75.00
Fourth Quarter	$74.22	$64.71	$73.05
2015
First Quarter	$74.28	$64.15	$65.85
Second Quarter	$72.89	$62.53	$63.37
Third Quarter	$64.52	$44.32	$46.82
Fourth Quarter	$54.03	$37.62	$47.53
2016
First Quarter	$48.29	$26.64	$43.41
Second Quarter	$52.54	$40.24	$50.40
Third Quarter	$55.05	$47.32	$55.05
Fourth Quarter	$60.22	$53.43	$58.76
2017
First Quarter	$66.00	$58.35	$60.45
Second Quarter	$61.33	$51.91	$55.94
Third Quarter	$57.15	$48.22	$51.28
Fourth Quarter	$52.68	$42.92	$48.09
2018
First Quarter	$53.93	$41.50	$42.67
Second Quarter (through April 13, 2018)	$44.14	$42.00	$43.99

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Plains All American Pipeline, L.P.

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below.

According to its publicly available filings with the SEC, Plains All American Pipeline, L.P. owns and operates midstream energy infrastructure and provides logistics services primarily for crude oil, natural gas liquids and natural gas. The common units of Plains All American Pipeline, L.P. are listed on the New York Stock Exchange. Plains All American Pipeline, L.P.’s SEC file number is 001-14569 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on April 13, 2018:

Bloomberg Ticker Symbol:	PAA UN
Current Closing Level:	$23.82
52 Weeks Ago (on 4/13/2017):	$30.72
52 Week High (on 4/17/2017):	$30.60
52 Week Low (on 11/29/2017):	$18.57

The following graph sets forth the daily closing levels of the common units of Plains All American Pipeline, L.P. for the period from January 2, 2013 through April 13, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common units of Plains All American Pipeline, L.P. for each quarter in the same period. The closing level of the common units of Plains All American Pipeline, L.P. on April 13, 2018 was $23.82. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common units of Plains All American Pipeline, L.P. as an indication of its future performance, and no assurance can be given as to the closing level of the common units of Plains All American Pipeline, L.P. on the Valuation Date.

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Common Units of Plains All American Pipeline, L.P. Daily Closing Levels January 2, 2013 to April 13, 2018

Common Units of Plains All American Pipeline, L.P.	High	Low	Period End
2013
First Quarter	$56.48	$46.99	$56.48
Second Quarter	$59.49	$53.26	$55.81
Third Quarter	$57.38	$49.78	$52.66
Fourth Quarter	$53.49	$48.30	$51.77
2014
First Quarter	$55.12	$49.40	$55.12
Second Quarter	$60.05	$54.75	$60.05
Third Quarter	$60.76	$56.33	$58.86
Fourth Quarter	$58.10	$45.38	$51.32
2015
First Quarter	$52.59	$46.58	$48.77
Second Quarter	$51.64	$43.57	$43.57
Third Quarter	$43.80	$26.95	$30.38
Fourth Quarter	$34.03	$18.72	$23.10
2016
First Quarter	$24.39	$15.44	$20.97
Second Quarter	$28.50	$19.84	$27.49
Third Quarter	$31.41	$26.56	$31.41
Fourth Quarter	$33.49	$28.26	$32.29
2017
First Quarter	$33.05	$30.04	$31.61
Second Quarter	$31.42	$23.38	$26.27
Third Quarter	$26.85	$19.01	$21.19
Fourth Quarter	$21.60	$18.57	$20.64
2018
First Quarter	$23.96	$20.23	$22.03
Second Quarter (through April 13, 2018)	$24.56	$21.44	$23.82

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The Basket

The following tables and graph are calculated to show the performance of the basket during the period from January 4, 2013 through April 13, 2018, assuming the Basket Components were equally weighted such that the Initial Basket Level was 100 on April 13, 2018.

Information as of market close on April 13, 2018:

Current Closing Level:	100
52 Weeks Ago (on 4/13/2017):	128.00
52 Week High (on 4/13/2017):	128.00
52 Week Low (on 3/28/2018):	93.78

The second table sets forth the high and low closing levels, as well as end-of-quarter closing levels, of the Basket for each quarter in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Basket as an indication of its future performance, and no assurance can be given as to the closing level of the Basket on the Valuation Date.

Basket Daily Closing Levels January 2, 2013 to April 13, 2018

* The solid red line indicates the Trigger Level.

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Basket	High	Low	Period End
2013
First Quarter	186.21	161.95	186.21
Second Quarter	194.68	178.24	188.50
Third Quarter	194.33	169.05	179.08
Fourth Quarter	181.73	167.46	180.27
2014
First Quarter	185.23	172.52	185.23
Second Quarter	203.61	181.65	203.23
Third Quarter	212.02	193.69	203.12
Fourth Quarter	206.32	178.99	199.43
2015
First Quarter	202.67	181.47	188.37
Second Quarter	199.57	170.31	170.31
Third Quarter	174.64	117.58	132.70
Fourth Quarter	146.90	89.07	100.41
2016
First Quarter	105.62	73.32	97.12
Second Quarter	118.03	94.59	115.95
Third Quarter	128.79	113.72	128.79
Fourth Quarter	129.85	116.66	127.30
2017
First Quarter	136.14	126.63	129.78
Second Quarter	130.22	109.47	116.89
Third Quarter	119.26	102.26	107.96
Fourth Quarter	109.53	94.40	104.19
2018
First Quarter	115.62	93.78	95.69
Second Quarter (through April 13, 2018)	100.86	94.60	100.00

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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a substantial risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “Material United States Federal Income Tax Considerations—U.S. Holders—Constructive Ownership Transaction Rules” in the accompanying product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

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Principal at Risk Securities

As discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued in 2018 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Principal at Risk Securities

Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of $0.30 per $10 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.30 for each security they sell, of which $0.05 per $10 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker dealers in connection with the costs of implementing systems to support these securities.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated February 14, 2018 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 14, 2018. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated February 14, 2018, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 14, 2018. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

April 2018	Page 25

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Contact

MSSB clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 780-2731.

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